UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    August 2, 2012

WELLNESS CENTER USA, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

1014 E Algonquin Rd, Ste. 111, Schaumburg, IL, 60173

 (Address of Principal Executive Offices)

(847) 925-1885

(Issuer Telephone number)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2012, the Company entered into an Exchange Agreement (“Exchange Agreement”) to acquire all of the limited liability company interests in CNS-Wellness Florida, LLC (“CNS”), a Tampa, Florida-based cognitive neuroscience company specializing in the treatment of brain-based behavioral health disorders including developmental, emotional and stress-related problems. On August 2, 2012, the Company consummated the Exchange Agreement.

The Exchange Agreement is included as Exhibit 2.1 to this Current Report and is the legal document that governs the terms of the share exchange described therein and the other actions contemplated by the Exchange Agreement.   The discussion of the Exchange Agreement set forth herein is qualified in its entirety by reference to Exhibit 2.1.

Item 2.01 Completion of Disposition or Acquisition of Assets.

On August 2, 2012, the Company consummated the Exchange Agreement and acquired all of the issued and outstanding limited liability company interests in CNS for and in consideration of the issuance of 7.3 million shares of its common stock pursuant to the Exchange Agreement.   The 7.3 million common shares issued in connection with the share exchange represent 32.2% of the 22,704,773 shares of issued and outstanding common stock of the Company as of the closing of the share exchange under the Exchange Agreement.   CNS is now operated as a wholly-owned subsidiary of the Company.

As noted in Item 3.02, the 7.3 million shares of common stock issued in connection with the share exchange under the Exchange Agreement were issued in reliance upon the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder.   As such, the shares of our common stock may not be offered or sold unless they are registered under the Securities Act or qualify for an exemption from the registration requirements under the Security Act.

Pursuant to Item 2.01(f) of Form 8-K, the information that would be required if we were filing a general form of registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon consummation of the transaction follows.   The information below corresponds to the item numbers of Form 10 under the Exchange Act.

Certain statements contained in this Current Report that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include statements regarding the share exchange and anticipated future results following the closing of the share exchange.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  While it is not possible to identify all factors, risks and uncertainties that might relate to, affect or arise from the share exchange, and which might cause actual results to differ materially from expected results, such factors, risks and uncertainties include difficulties in integrating operations following the share exchange, difficulties in manufacturing and delivering products and services, potential market rejection of products or services, increased competitive pressures, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which the Company is engaged, changes in the securities markets and other factors, risks and uncertainties disclosed from time to time in documents that the Company files with the SEC.

ITEM 1. BUSINESS.

Background.

Wellness Center USA, Inc. (the “Company”) was incorporated in the State of Nevada on June 30, 2010.  Since that date, we have been engaged in the development of an internet online store business to market customized vitamins and other nutritional supplement solutions. Our intended products will be sold through our registered website www.aminofactory.com, presently under development. Our planned product line shall consist of Amino acid nutritional supplements and our target market will be the sports industry and the general health minded public. Our current product portfolio is available only to our initial Beta test clients consisting of five Amino acid formulas. Once our website is further developed, our product portfolio shall be expanded to include a wider range of Amino acid offerings, including customized formulas uniquely tailored to fit each and every individual’s needs. A customer will start by logging into our aminofactory.com website and will be able to select an Amino acid supplement and/or nutritious formula combination suitable to his/her needs. Once a suitable supplement solution has been chosen by the client, the order shall be automatically placed for processing in our supplier’s factory. Product will be shipped directly by our supplier to the client, within seven business days.

Our Amino acid based products will be produced by unaffiliated third party manufactures and/or product fulfillment suppliers, specializing in Amino acid production. We have currently established a non-binding and non-exclusive Value Added (VAD) relationship with one such producer and product fulfillment provider, the New Jersey based Protein Factory, to support our initial offering of five selected supplements, as described below in the “products” section. These five products which we plan to sell can be also provided to our competitors by Protein Factory or perhaps other manufacturers. However, as a VAD of Protein Factory, we are able to specifically select our product portfolio and market it through our website with our packaging and pricing; under the Protein Factory or our own amino factory label. Following successful conclusion of our Beta trial, we will have the opportunity to execute a binding VAD agreement with Protein Factory.

In the near future, we plan to identify additional Amino acid suppliers to expand and diversify our product portfolio.

The CNS Share Exchange.

On May 30, 2012, we entered into an Exchange Agreement to acquire all of the limited liability company interests in CNS-Wellness Florida, LLC (“CNS”), a Tampa, Florida-based cognitive neuroscience company specializing in the treatment of brain-based behavioral health disorders including developmental, emotional and stress-related problems.

On August 2, 2012, we consummated the Exchange Agreement and acquired all of the issued and outstanding limited liability company interests in CNS for and in consideration of the issuance of 7.3 million shares of common stock in the Company pursuant to the Exchange Agreement.  CNS is now operated as a wholly-owned subsidiary of the Company.

Description of CNS.

CNS was organized in the State of Florida on May 26, 2009. CNS provides alternative, scientific approaches to mental health and wellness. It assesses dis-regulations in brain function via EEG-based brain mapping along with other recognized behavioral health assessment tools, such as neuropsychological examinations. Its trained therapists then assist the client to restore brain function to within normative limits using leading–edge modalities, such as LENS, Neurofield EMS therapy, traditional neurofeedback, hemoencephalography, transcranial direct current stimulation, cranial alternating current stimulation, photonic stimulation and heart variability training. The client is periodically assessed throughout and following completion of the treatment program. This enables the clinical team to form treatment protocols as well as demonstrate the effectiveness of the treatment through a comparison of pre-vs. post-treatment assessments.

CNS treatment modalities, when combined in specific manners that are proprietary to CNS, contribute to restoring the brain’s ability to regulate itself within normative limits. CNS methods are noninvasive and safe, and achieve their goals without the use of prescription pharmaceuticals. This technology helps the client to overcome difficulties with mental health and/or developmental barriers to successful daily functioning, and thereby to experience a higher quality of life.

ITEM 1A. RISK FACTORS.

An investment in our securities involves an exceptionally high degree of risk and is extremely speculative in nature.  The risks described below are the ones we believe are most important for you to consider. These risks are not the only ones that we face. If events anticipated by any of the following risks actually occur, our business, operating results or financial condition could suffer and the price of our common stock could decline.

Risks Relating To Our Business and Financial Condition

WE ARE A DEVELOPMENT STAGE COMPANY WITH LIMITED OPERATING HISTORY, AND AN INVESTMENT IN US IS CONSIDERED A HIGH RISK INVESTMENT WHEREBY YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The Company is a developmental stage company with limited operating history. The Company is currently operating at a loss, and there is no assurance that the business development plans and strategies of the Company will ever be successful, or that the Company will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment. We may not generate revenues in the next twelve months sufficient to support our operations and therefore may operate solely on the cash we raise from investments.

WE HAVE RECEIVED A GOING CONCERN OPINION FROM OUR AUDITORS AND WE ARE CURRENTLY OPERATING AT A LOSS, WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have received a “Going Concern” opinion from our auditors. As reflected in the accompanying financial statements, the Company is in the development stage having just begun operations and with no revenue earned since inception. This raises substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS. IF WE FAIL TO OBTAIN ADDITIONAL CAPITAL WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN.

In order for the Company to continue operations it will need additional capital. Currently, we do not have any traditional financing arrangements. We cannot give any assurance that additional financing will be available to us or will be on terms favorable to us. If adequate additional financing is not available on acceptable terms, we may not be able to continue our business operations.

IT IS LIKELY THAT WE WILL NEED TO SEEK ADDITIONAL FINANCING THROUGH SUBSEQUENT FUTURE PRIVATE OFFERING OF OUR SECURITIES.

Because the Company does not currently have any financing arrangements, and may not be able to secure favorable terms for future financing, the Company may need to raise capital through the sale of its common stock. The sale of additional equity securities will result in dilution to our stockholders.

NOT HAVING INDEPENDENT DIRECTORS LIMITS OUR ABILITY TO ESTABLISH EFFECTIVE INDEPENDENT CORPORATE GOVERNANCE PROCEDURES AND INCREASES THE CONTROL OF MANAGEMENT.

The Company has five directors, none of whom is independent; accordingly, we cannot establish board committees with independent members to oversee certain functions such as compensation or audit issues. Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our management’s decisions and activities and little ability of stockholders to challenge or reverse those activities and decisions, even if they are not in the best interests of stockholders.

IN THE FUTURE WE MAY INCUR PRODUCT LIABILITY CLAIMS, WHICH COULD INCREASE OUR COSTS AND/OR ADVERSELY AFFECT OUR BUSINESS, REPUTATION, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

Currently we are a development stage company and have no products requiring liability insurance. However, in the future we intend to obtain insurance coverage because if we become a retailer, formulator and/or manufacturer of products designed for human consumption, we will be subject to product liability claims if the use of our products, whether manufactured by us or by our third-party manufacturer, were to be alleged to have resulted in illness or injury or if our products were to include inadequate instructions or warnings. Our products will consist of vitamins, minerals, herbs and other ingredients that are classified as foods or dietary supplements and generally are not subject to pre-market regulatory approval or clearance in the U.S. by the U.S. Food and Drug Administration (FDA) or other governmental authorities. Our products could contain spoiled or contaminated substances, and some of our products contain ingredients that do not have long histories of human consumption. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. In addition, some of our products may be produced by third-party manufacturers. If we were a distributor of products manufactured by third parties, we may also be liable for various product liability claims for products that we do not manufacture. We could be subject to product liability claims, including among others, that our products include insufficient instructions for use or inadequate warnings concerning possible side effects or interactions with other substances. Any product liability claim against us could result in increased costs and, therefore, adversely affect our reputation with our customers, which in turn could adversely affect our business, financial condition or results of operations.

UNFAVORABLE PUBLICITY OR CONSUMER ACCEPTANCE OF OUR PRODUCTS OR OF NUTRITIONAL SUPPLEMENTS GENERALLY COULD REDUCE OUR SALES.

We will be highly dependent upon consumer acceptance of the safety, efficacy and quality of our products, as well as similar products distributed by other companies. Consumer acceptance of products can be significantly influenced by scientific research or findings, national media attention and other publicity about product use. A product may be received favorably, resulting in high sales associated with that product that may not be sustainable as consumer preferences change. In addition, recent studies have challenged the safety or benefit of certain nutritional supplements and dietary ingredients. Future scientific research or publicity could be unfavorable to our industry or any of our particular products and may not be consistent with earlier favorable research or publicity. A future research report or publicity that is perceived by our consumers as less than favorable or that question earlier favorable research or publicity could have a material adverse effect on our ability to generate revenue. Adverse publicity in the form of published scientific research, statements by regulatory authorities or otherwise, whether or not accurate, that associates consumption of our products or any other similar products with illness or other adverse effects, or that questions the benefits of our or similar products, or that claims that such products are ineffective could have a material adverse effect on our business, reputation, financial condition or results of operations.

IF WE LOSE OR ARE UNABLE TO OBTAIN KEY PERSONNEL, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED.

We currently have no employees, except our executive officers. Our success depends to a significant degree upon the continued contributions of our executive officers, Andrew J. Kandalepas, William A. Lambos and Peter A. Hannouche. Although we have an employment agreement with Mr. Lambos and Mr. Hannouche, we cannot guarantee that any such person will remain affiliated with us. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. Further, we do not maintain key person life insurance on any executive officer. If we lose or are unable to obtain the services of key personnel, our business, financial condition or results of operations could be materially and adversely affected.

AN UNEXPECTED INTERRUPTION OR SHORTAGE IN THE SUPPLY OR SIGNIFICANT INCREASE IN THE COST OF RAW MATERIALS COULD LIMIT OUR ABILITY TO MANUFACTURE OUR PRODUCTS, WHICH COULD REDUCE OUR SALES AND OUR MARGINS.

To the extent we engage in relationships with contract manufacturers in the future, an unexpected interruption of supply or a significant increase in the cost of raw materials, whether to us or to our contract manufacturers for any reason, such as regulatory requirements, import restrictions, loss of certifications, disruption of distribution channels as a result of weather, terrorism or acts of war, or other events, could result in significant cost increases and/or shortages of our products. Our inability to obtain a sufficient amount of products or to pass through higher cost of products we offer could have a material adverse effect on our business, financial condition or results of operations.

IF WE EXPERIENCE PRODUCT RECALLS, WE MAY INCUR SIGNIFICANT AND UNEXPECTED COSTS AND DAMAGE TO OUR REPUTATION AND, THEREFORE, COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

To the extent we engage in product sales in the future, we may be subject to product recalls, withdrawals or seizures if any of the products we formulate, manufacture or sell are believed to cause injury or illness or if we are alleged to have violated governmental regulations in the manufacture, labeling, promotion, sale or distribution of our products. A recall, withdrawal or seizure of any of our products could materially and adversely affect consumer confidence in our brands and lead to decreased demand for our products. In addition, a recall, withdrawal or seizure of any of our products would require significant management attention, would likely result in substantial and unexpected expenditures and could materially and adversely affect our business, financial condition or results of operations.

WE ARE ENTIRELY DEPENDENT ON OUR NON-BINDING RELATIONSHIP WITH PROTEIN FACTORY TO FURTHER OUR BUSINESS PLAN.

We rely on Protein Factory’s manufacturing and fulfillment capabilities to produce the products available through our internet online store. In the event our relationship with Protein Factory was terminated, we would need to seek an alternative manufacturer for our products.

COMPLYING WITH NEW AND EXISTING GOVERNMENT REGULATION, BOTH IN THE U.S. AND ABROAD, COULD SIGNIFICANTLY INCREASE OUR COSTS AND LIMIT OUR ABILITY TO MANUFACTURE OUR PRODUCTS.

The processing, formulation, manufacturing, packaging, labeling, advertising, distribution and sale of our products are subject to regulation by several U.S. federal agencies, including the FDA, the Federal Trade Commission, or FTC, the Postal Service, the Consumer Product Safety Commission, the Department of Agriculture and the Environmental Protection Agency, as well as various state, local and international laws and agencies of the localities in which our products are sold. Government regulations may prevent or delay the introduction or require the reformulation of our products.

The FDA regulates, among other things, the manufacture, composition, safety, labeling, marketing and distribution of dietary supplements (including vitamins, minerals, herbs, and other dietary ingredients for human use). The FDA may not accept the evidence of safety we present for new dietary supplements we wish to market, or they may determine that a particular dietary supplement or ingredient that we currently market presents an unacceptable health risk. If that occurs, we could be required to cease distribution of and/or recall supplements or products containing that ingredient.

The FDA may also determine that certain advertising and promotional claims, statements or activities are not in compliance with applicable laws and regulations and may determine that a particular statement is an unacceptable drug claim or an unauthorized version of a food or dietary supplement “health claim.” Failure to comply with FDA or other regulatory requirements could prevent us from marketing particular dietary supplement products or subject us to administrative, civil or criminal penalties.

The FTC exercises jurisdiction over the advertising of dietary supplements and has instituted numerous enforcement actions against dietary supplement companies for failing to have adequate substantiation for claims made in advertising or for using false or misleading advertising claims. The FTC routinely polices the market for deceptive dietary supplement advertising and accepts and reviews complaints from the public concerning such advertising.

The FTC also regulates deceptive advertising claims and promotional offers of savings compared to “regular” prices. The National Advertising Division, or NAD, of the Council of Better Business Bureaus oversees an industry-sponsored self-regulatory system that permits competitors to resolve disputes over advertising claims, including promotions for savings off of regular prices. The NAD has no enforcement authority of its own but may refer promotions to the FTC that the NAD views as violating FTC guides or rules. Violations of these orders could result in substantial monetary penalties.

Additional or more stringent regulations of dietary supplements and other products have been considered from time to time. We are not able to predict the nature of such future laws, regulations, repeals or interpretations or to predict the effect additional governmental regulation would have on our business in the future. These developments could require reformulation of certain products to meet new standards, product recalls, discontinuation of production of certain products not amenable to reformulation, additional record-keeping requirements, increased documentation of the properties of certain products, additional or different labeling, additional scientific substantiation, adverse event reporting or other new requirements. Any such developments could increase our costs significantly, restrict our ability to sell our products, delay our ability to deliver products on time, result in customer migration to other suppliers, or otherwise have a material adverse effect on our business, financial condition and results of operations. For example, the Dietary Supplement and Nonprescription Drug Consumer Protection Act, requiring mandatory adverse event reporting for all dietary supplements and over-the-counter drugs sold in the U.S., was recently signed into law. This law could materially increase our record keeping and documentation costs. In addition, the FDA has issued revised final rules on Good Manufacturing Practice (GMP), creating new requirements for manufacturing, packaging or holding of dietary ingredients and dietary supplements. These regulations require dietary supplements to be prepared, packaged and held in compliance with stricter rules, and require quality control provisions similar to those in the drug GMP regulations. We or our third-party manufacturers may not be able to comply with the new rules without incurring additional expenses, which could be significant.

WE WILL OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, AND OUR FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR MARKET SHARE, FINANCIAL CONDITION AND GROWTH PROSPECTS.

The U.S. vitamins and dietary supplements industry is a large and highly fragmented industry. Our potential competitors include specialty retailers, supermarkets, drugstores, mass merchants, multi-level marketing organizations, online merchants, mail-order companies and a variety of other participants in the industry. The principle elements of competition in the industry are price, selection and distribution channel offerings. We believe that the market is also highly sensitive to the introduction of new products, including various prescription drugs, which may rapidly capture a significant share of the market. In the U.S., we shall also compete for sales with heavily advertised national brands manufactured by large pharmaceutical and food companies, as well as other retailers. In addition, as some products gain market acceptance, we may experience increased competition for those products as more participants enter the market. Currently, we are not a manufacturer. To the extent that we become a manufacturer or engage third party manufacturers to produce our products, our manufacturing capabilities may not be adequate or sufficient to compete with large scale, direct or third-party manufacturers of nutritional supplements. Certain of our potential competitors are larger than us and have longer operating histories, larger customer bases, greater brand recognition and greater resources for marketing, advertising and product promotion. They may be able to secure inventory from vendors on more favorable terms, operate with a lower cost structure or adopt more aggressive pricing policies. In addition, our potential competitors may be more effective and efficient in introducing new products. We may not be able to compete effectively, and our attempt to do so may require us to increase marketing and/or reduce our prices, which may result in lower margins. Failure to effectively compete could adversely affect our market share, financial condition and growth prospects.

OUR FAILURE TO EFFICIENTLY RESPOND TO CHANGING CONSUMER PREFERENCES AND DEMAND FOR NEW PRODUCTS AND SERVICES COULD SIGNIFICANTLY HARM OUR PRODUCT SALES, INVENTORY MANAGEMENT AND CUSTOMER RELATIONSHIPS AND OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AND ADVERSELY AFFECTED.

If we become successful, our continued success will depend, in part, on our ability to anticipate and respond to changing consumer trends and preferences. We may not be able to respond in a timely or commercially appropriate manner to these changes. Our failure to accurately predict these trends could negatively impact our inventory levels, sales and consumer opinion of us as a source for the latest products. The success of our new product offerings depends upon a number of factors, including our ability to:

•

accurately anticipate customer needs;

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innovate and develop new products;

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successfully commercialize new products in a timely manner;

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competitively price our products;

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procure and maintain products in sufficient volumes and in a timely manner; and

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differentiate our product offerings from those of our competitors.

If we do not introduce new products, make enhancements to existing products or maintain the appropriate inventory levels to meet customers’ demand in a timely manner, our business, results of operations and financial condition could be materially and adversely affected.

THE CURRENT GLOBAL ECONOMIC DOWNTURN OR RECESSION COULD ADVERSELY AFFECT OUR INDUSTRY AND, THEREFORE, RESTRICT OUR FUTURE GROWTH.

The current global economic downturn or recession could negatively affect our sales because many consumers consider the purchase of our products discretionary. We cannot predict the timing or duration of the economic slowdown or recession or the timing or strength of a subsequent recovery, worldwide, or in the specific end markets we serve. If the markets for our products significantly deteriorate due to the economic environment, our business, financial condition or results of operations could be materially and adversely affected.

IT IS LIKELY THAT WE WILL NEED TO SEEK ADDITIONAL FINANCING THROUGH SUBSEQUENT FUTURE PRIVATE OFFERING OF OUR SECURITIES.

Because the Company does not currently have any financing arrangements, and may not be able to secure favorable terms for future financing, the Company may need to raise capital through the sale of its common stock. The sale of additional equity securities will result in dilution to our stockholders.

Risks Relating To the Acquisition of CNS

OUR DECISION TO ACQUIRE CNS WAS BASED UPON ASSUMPTIONS WHICH MAY PROVE TO BE ERRONEOUS.

Our decision to acquire CNS  was based upon assumptions regarding CNS’ operations and services, the potential market for CNS’ services and our ability to integrate CNS operations in a manner that would enable us to expand operations of the current clinic and to identify and develop additional clinics at locations to be determined. Our decision was based in part upon National Institute of Mental Health (“NIMH”) data indicating that in any given year an estimated 26.2 percent of Americans ages 18 and older suffer from a diagnosable mental disorder.  We assumed that such data suggested a potential client population that might benefit from CNS services.  We further assumed that additional potential CNS client populations would derive from individuals suffering from acquired brain injuries and children with developmental conditions associated with dis-regulations of the brain such as AD/HD, learning disorders, autism and Asperger’s disorder.  We assumed that CNS services could address these populations in the Tampa Bay-area, as well as other locations and that such services would be favorably perceived and accepted by such potential populations. However, our assumptions may prove to be erroneous. CNS is a small development stage company with a limited operating history. CNS is currently operating at a loss, and there is no assurance that its business development plans and strategies will ever be successful, or that its services will be favorably perceived  and accepted by our assumed potential client populations in the Tampa Bay-area or anywhere else.  Although its services appear to have been successful and beneficial to clients, there can be no assurance that the experience to date is indicative of results that might be expected from an expanded sample or base. In order for the Company to continue CNS operations it will need additional capital and it will have to successfully coordinate integration of CNS operations without materially and adversely affecting continuation and development of other Company operations. We cannot give any assurance that additional financing will be available to us or will be on terms favorable to us or that we will successfully integrate operations. If adequate additional financing is not available on acceptable terms, or we are unable to successfully integrate operations, the CNS acquisition may have a materially adverse effect upon our operations or financial condition.

Risks Related to Our Securities

NO MARKET CURRENTLY EXISTS FOR OUR SECURITIES AND WE CANNOT ASSURE YOU THAT SUCH A MARKET WILL EVER DEVELOP, OR IF DEVELOPED, WILL BE SUSTAINED.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We presently are listed on the NASD OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will maintain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of "bid" and "ask" quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly reduced price.

IF OUR SHARES OF COMMON STOCK ARE ACTIVELY TRADED ON A PUBLIC MARKET, THEY WILL IN ALL LIKELIHOOD BE PENNY STOCKS.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the SEC. Penny stocks generally are equity securities with a price per share of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We have a very limited number of market makers and are quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

THE MARKET PRICE FOR OUR COMMON SHARES IS PARTICULARLY VOLATILE GIVEN OUR STATUS AS A RELATIVELY UNKNOWN COMPANY WITH A SMALL AND THINLY TRADED PUBLIC FLOAT, LIMITED OPERATING HISTORY AND LACK OF PROFITS WHICH COULD LEAD TO WIDE FLUCTUATIONS IN OUR SHARE PRICE. YOU MAY BE UNABLE TO SELL YOUR COMMON SHARES AT OR ABOVE YOUR PURCHASE PRICE, WHICH MAY RESULT IN SUBSTANTIAL LOSSES TO YOU.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operating history and lack of profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

WE DO NOT PAY DIVIDENDS ON OUR COMMON STOCK.

We have not paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future. We plan to retain earnings, if any, to finance the development and expansion of our business.

FAILURE TO ACHIEVE AND MAINTAIN EFFECTIVE INTERNAL CONTROLS IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND STOCK PRICE.

Section 404 of the Sarbanes-Oxley Act of 2002 (“the Sarbanes-Oxley Act”) requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified.

RULE 144 RELATED RISK.

The SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

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1% of the total number of securities of the same class then outstanding; or

•

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

RESTRICTIONS ON THE RELIANCE OF RULE 144 BY SHELL COMPANIES OR FORMER SHELL COMPANIES.

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business-combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•

The issuer of the securities that was formerly a shell company has ceased to be a shell company,

•

The issuer of the securities is subject to the reporting requirements of Section 14 or 15(d) of the Exchange Act,

•

The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•

At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, stockholders who receive our restricted securities in a business combination will not be able to sell our shares without registration until one year after we have completed our initial business combination.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operations

We are a newly formed company, engaged in the development of an internet online store business, to market nutritional supplement solutions, through our registered website aminofactory.com, presently under development. Our planned product line shall consist of Amino acid supplements. Our target market is the sports industry and the general health minded public. Our current product portfolio consists of five Amino acid formulas and is available only to our Beta test customers. Beta testing is a pre-release trial phase conducted with customers outside the company who are willing to offer assistance in troubleshooting a product or process, prior to production release and real-world exposure. For their involvement, participants are normally offered discounted prices for products purchased during the Beta period and perhaps extended discounts for a period following the Beta test phase. Our Beta test clients are receiving a 25% discount during our Beta testing phase and a 10% discount on any product purchases within a six month period following completion of our Beta trial. We plan to conclude our testing phase on or before July 31, 2012. We have had minimal revenues, have had nominal operations and have $35,469 in cash as of March 31, 2012. We plan to continue developing our business and do not expect any product revenues for approximately six months from this date.

Letter of Understanding with Protein Factory (Manufacturer)

On October 3, 2011, the Company entered into a Letter of Understanding, providing for a non-exclusive and non-binding Value Added Distributorship (VAD) with Protein Factory Inc. Protein Factory Inc. is a New Jersey-based manufacturer and product fulfillment provider of nutritional vitamins and supplements, including customized Amino acid formulas. They carry branded name ingredients with trademarks and patents and are considered leaders in their field. Following are the principal terms of the Letter of Understanding (LOU).

The LOU is applicable for a period of one (1) year with automatic renewal unless either party terminates the LOU in writing, sixty (60) days prior to the end of the LOU term.  It is a non-binding and non-recourse instrument until such time as the parties agree to enter into a definitive and binding agreement. Following successful conclusion of our Beta trial, the Company will have the opportunity to execute a binding VAD agreement with Protein Factory.

The Company will make a market for certain specific products, independent of any marketing programs presently employed by Protein Factory Inc. As such, the Company will market Protein Factory’s products under a Value Added Distributorship arrangement.  Under the VAD agreement, each of the parties shall be independent of each other’s financial, marketing and operational undertakings. Protein Factory will make its products available to the Company at a pre-determined fixed price and the Company will create its own market price for its client base. Each party shall retain 100% of its respective revenue.  The VAD agreement does not restrict the Company’s ability to develop or offer products and services in addition to Protein Factory products, and the Company expects to offer products and services provided by other suppliers.

Website Development Plan

At present, we have finalized phase 2 of our website development program and continue with Beta testing. Once the website is fully developed, our product portfolio shall be expanded to include a wider range of Amino acid offerings, including customized formulas uniquely tailored to fit each and every individual’s needs. Product portfolio expansion may also include additional Protein Factory products, as well as products and services provided by other suppliers. A customer will start by logging into our aminofactory.com website and shall be able to select an Amino acid supplement and/or nutritious formula combination, derived by the answers provided to the on-line questionnaires. Once a suitable supplement solution has been chosen by the client, the order shall be automatically placed for processing in our supplier’s factory. Product will be shipped directly by our supplier to the customer, within seven business days.

Product Manufacturing Plan

Our products are being produced by Protein Factory to supply our initial custom orders during our Beta testing. Our present relationship as a Value Added Distributor (VAD) with Protein Factory is non-exclusive and non-binding. The products which we plan to sell can be also provided to our competitors by Protein Factory, or perhaps other suppliers. However, as a VAD of Protein Factory, we are able to specifically select our product portfolio and market it through our aminofactory.com website; with our custom packaging and pricing, and either with the Protein Factory label or our own aminofactory label. Following conclusion of our Beta testing, we will have the opportunity to execute a binding VAD agreement with Protein Factory. Further, in the near future, we plan to identify additional Amino acid suppliers to expand and diversify our product portfolio. Protein Factory is a licensed manufacturer of Amino acid products, including of the Ajinomoto brand. We have no direct relationship with Ajinomoto. We have selected Ajinomoto brand for inclusion in our product portfolio because its Amino acids are widely used, of good quality, and should be attractive to our potential customers. To process our customer orders automatically through our aminofactory.com website, we have linked aminofactory.com with Protein Factory for product placement and processing. We have also linked our website directly with our merchant banking account at Bank of America to receive credit card payments from our customers over the internet, when a product order is placed. Similar banking arrangements have been set up through Google and PAYPAL.

Marketing Plan

The Company is currently developing its marketing plan. We intend to create exposure of our products when ensured that our product thru-put is manageable and our order processing mechanisms are sufficiently tested. Once we have total assurance in our thru-put and order processing systems, we plan to begin our initial marketing campaign. Our main marketing and promotional vehicles will involve various internet search engine tools. The pace and size of our campaign will depend on the then available funding and product demand. However, if we have suitable product demand during our initial campaign, we believe that we will be able to pursue the potential capital needed to grow our operations accordingly.

CNS Services and Integration of Operations

On August 2, 2012, we consummated the acquisition of all of the issued and outstanding limited liability membership interests in CNS. CNS is now operated as a wholly-owned subsidiary of the Company, with four full-time and eleven part-time employees.   We believe that CNS’ operations and services will provide an attractive complement to the Company’s operations and products and represent a viable alternative to current approaches to mental health and well-being.

Current approaches primarily consist of “talk therapy” and prescription medications.  These are often combined, but they each retain their individual shortcomings in combination. The former – so-called psychotherapy or mental health counseling – can take years to achieve results and is often completely ineffective.   The latter – known as psychopharmacology – relies in many cases on dangerous drugs with severe and unpredictable side effects, many of which are irreversible. Many also have strong and severe addictive properties that result in substance abuse and dependency, which leaves the client worse.  Neither of the current approaches is, in daily application to client care, subject to objective evidence of success or failure, because the only indicator of treatment outcome is the subjective report of clients.  In addition, these approaches to treatment have not been updated to take advantage of recent discoveries and knowledge of brain function that has emerged in the past two decades.

CNS provides alternative, scientific approaches to mental health and wellness. It assesses dis-regulations in brain function via EEG-based brain mapping along with other recognized behavioral health assessment tools, such as neuropsychological examinations. Its trained therapists then assist the client to restore brain function to within normative limits using leading–edge modalities, such as LENS, Neurofield EMS therapy, traditional neurofeedback, hemoencephalography, transcranial direct current stimulation, cranial alternating current stimulation, photonic stimulation and heart variability training. The client is periodically assessed throughout and following completion of the treatment program. This enables the clinical team to form treatment protocols as well as demonstrate the effectiveness of the treatment through a comparison of pre-v r s. post-treatment assessments.

CNS treatment modalities, when combined in specific manners that are proprietary to CNS, contribute to restoring the brain’s ability to regulate itself within normative limits. CNS methods are noninvasive and safe, and achieve their goals without the use of prescription pharmaceuticals. This technology helps the client to overcome difficulties with mental health and/or developmental barriers to successful daily functioning, and thereby to experience a higher quality of life.

CNS clients have reported very favorable rates of improvement – in many cases two to three (or more) times what is seen in traditional approaches.  Such improvement has been achieved in a matter of weeks or months – a fraction of the time required by existing approaches. The effects of neurotherapy have been shown to last for years following treatment.

We acquired CNS based in part upon NIMH data indicating that in any given year an estimated 26.2 percent of Americans ages 18 and older suffer from a diagnosable mental disorder.  We assumed that such data suggested a potential client population that might benefit from CNS services.  We further assumed that additional potential CNS client populations would derive from individuals suffering from acquired brain injuries and children with developmental conditions associated with dis-regulations of the brain such as AD/HD, learning disorders, autism and Asperger’s disorder.  We assumed that CNS services could address these populations in the Tampa Bay-area, as well as other locations and that such services would be favorably perceived and accepted by such potential populations.

We are aware of only a handful of clinics competing with CNS in the Tampa Bay-area, and believe that these clinics offer only a small fraction of the alternative treatments offered by CNS. Indirect competitors may include pharmaceutical companies and traditional psychotherapy methods.  We expect to build upon CNS’ current marketing plan which has emphasized use of print media, particularly health-oriented magazines, billboard and radio advertisements, and “grass-roots” networking, to drive potential clients to CNS’ state-of-the-art website.  Nevertheless, our acquisition assumptions may prove to be erroneous. CNS is a small development stage company with a limited operating history. CNS is currently operating at a loss, and there is no assurance that its business development plans and strategies will ever be successful, or that its services will be favorably perceived and accepted by our assumed potential client populations in the Tampa-bay area or anywhere else.  Although its services appear to have been successful and beneficial to clients, there can be no assurance that the experience to date is indicative of results that might be expected from an expanded sample or base. In order for the Company to continue CNS operations it will need additional capital and it will have to successfully coordinate integration of CNS operations without materially and adversely affecting continuation and development of other Company operations.

Management

Presently, all business functions are managed by our CEO/director and founder, Andrew J. Kandalepas. He is responsible for developing and planning our business units, including product development, organizational structure, financing and administrational functions. His services shall be utilized until the Company is financially capable to engage additional staffing. Mr. Kandalepas has elected not to receive any compensation for his services, until the Company is financially capable to compensate him. He also serves on the Company’s board of directors, supported by four  other directors.

Short Term Operating Requirements (first year) - Summary

For a period continuing through the next four months, we shall remain a development stage company; completing and testing our website and preparing our marketing plan. Our operational costs during this development period are expected to run at approximately $10,000/month. Following completion of our website and marketing plan development, we intend to begin implementation of our marketing campaign, on a limited basis, to ensure timely product delivery and good customer service. During this period which is estimated to consume approximately three months, we intend to hire two employees to support our marketing and customer support functions. As a result of our new hiring, our total costs are expected to increase to approximately $18,500/month. Therefore, our anticipated capital requirements during the next seven months are expected to be:

Operating Costs (4 months) - June 2012 to September 2012	$40,000
Operating Costs (3 months) - October 2012 to December 2012	$55,500

Total Operating Costs (7 months) - June 2012 to December 2012	$95,500

Capital Source(s)

We are totally dependent upon our CEO/director and founder, Andrew J. Kandalepas to meet our operating financial requirements. Mr. Kandalepas, however, is under no obligation, formal or otherwise, to fund our operations. Mr. Kandalepas intends to provide the estimated $95,500 needed to support our operations for the next  seven months, but, there can be no assurance that Mr. Kandalepas will provide any additional funding we may need for operations. If for any reason Mr. Kandalepas ceases to provide sufficient working capital to the Company, we may have to curtail operations to keep our spending to the minimum to conserve cash or to cease operations entirely. From inception through July 30, 2012, Mr. Kandalepas provided advances to the Company in an aggregate amount of $149,375 for working capital purposes.

Long Term Operating Requirements (second year) - Summary

As we begin our second year of operation, we will need additional staffing to support our sales administration and secretarial functions. As such, during the second year, we plan to hire two additional employees, one for sales administration and one secretarial. Our annual capital requirements during the second year of operation are expected to increase by approximately $80,000. Therefore our operating costs during the second year of operation are expected to be as follows:

Operating Costs (6 months) - January 2013 to June. 2013	$151,000
Operating Costs (6 months) – July 2013 to December 2013	$151,000

Operating Costs – (12 months) - January 2013 to December 2013	$302,000
Total Operating Costs (including officer’s salary of $100K)	$402,000

Revenues/Capital Source(s)

We anticipate that during our second year, from January 2013 to June 2013, we can generate $350,000 in sales revenues, and an additional $600,000 during the following six months, from July 2013 to December 2013. Because of the customized nature of our product line and being a Value Added Distributor, we expect to realize profit margins in the range of 25% to 40%. Unlike Protein Factory’s affiliate program which is commission based, we are free to set our own pricing for the products we sell through our own website checkout payment method, and our own marketing strategy and expense. Based on our anticipated revenues during the second year of operation, we expect our business to be self-sufficient and to support additional growth.

Factors and Assumptions Affecting Future Performance

Given that we are currently in Beta testing of products and are operating at a point prior to implementation of our marketing plan, the level of future performance will be affected by a number of factors including, but not limited to, those identified in our prior periodic filings and our Form S-1/A which became effective on October 24, 2011. At this stage of business development, we have limited knowledge regarding anticipated levels of operations, sales and product demand. However, we are optimistic that our focus on Amino acid products will be embraced by our prospective customers and become a trusted supplier to them.

We believe that three key factors will determine our future performance expectations - they are demand driven indicators of revenues.

1.

Cost of website traffic in building brand awareness

2.

Conversion of web traffic into product acquisition for each of our five products

3.

Customer experience and website ease in purchasing online - drive repeat purchases

We believe that our overall cost of sales will be manageable and transparent.  We also believe that we have reasonable expectations regarding our fixed costs with relative low sales volumes. Our business model should enable us to manage variable expenses as our suppliers bear all manufacturing, shipping and handling costs.

We will not retain any inventory and will therefore have the ability to increase or decrease our product portfolio, without significant financial consequences. We expect that this should provide us flexibility to select products which do well, and to eliminate those that do not, without significant financial penalties.

Our future performance will depend on our ability to identify and address capital expenditures that will build brand awareness through website traffic. We must develop a marketing plan to properly address customer behavior, demographics, and product alternatives.  We need to quantify spending requirements once we determine the yield per each dollar invested in customer acquisition.

Because of these and other considerations, we are not able to provide a detailed profit and loss breakdown at this time. We have internally developed sales objectives and understand our costs well for the next twelve months but will need to formulate same for our long term plan.

We cannot project positive cash flow generation for the next twelve months. However, we do have internal plans and objectives to have positive cash flow generation beyond the second year of operations. Accordingly, we foresee a negative EPS (earnings per share) for the current year.

If our revenues fall short of expectations and if additional capital is needed to support the Company’s ongoing needs, we may need to seek additional funding from Mr. Kandalepas or alternative potential sources. We believe Mr. Kandalepas has certain expertise that might aid efforts to obtain funding from alternative sources if he is unwilling or unable to provide funding himself; nevertheless, there can be no assurance that any additional funding will be available from Mr. Kandalepas or any alternative source.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a developmental stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and possible cost overruns due to increases in the cost of services. To become profitable and competitive, we must receive additional capital. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue operations.

Results of Operations

For the six months ended March 31, 2012 and March 31, 2011, we earned $1,100 and $0 in revenue, respectively. Operating expenses for the six months ended March 31, 2012 totaled $73,306, resulting in a loss of $73,043, as compared with operating expenses equal to $82,548 for the six month period ended March 31, 2011. Total operating costs for the six months of operations ended March 31, 2012 totaled $73,306. This included $4,750 in consulting fees, $42,227 in professional fees, $14,770 in rent expense to a related party, and $11,559 in general and administrative costs.

For the period from June 30, 2010 (inception) to March 31, 2012, we had $1,412 in revenue. Expenses for the period totaled $225,530, resulting in a net loss of $225,269.  Expenses for the period consisted of $55,163 in consulting fees, $3,665 in officer’s compensation, $101,562 in professional fees (including the cost related to our S-1 Registration Statement declared effective on October 24, 2011), $36,259 in rent expense to a related party, and $28,881 for General and Administrative expenses.

Liquidity and Capital Resources

As of March 31, 2012, our cash balance is $35,469. We believe that our cash balance in conjunction with additional capital to be raised and/or advances from our majority stockholder and president, the Company shall be able to sufficiently fund our limited levels of operations until the end of our next fiscal year, however no assurance can be given that additional capital and/or advances can be raised during the period. We are a developmental stage company and have only generated nominal revenue from inception to date. We expect to raise additional capital to have adequate funds available to pay for our minimum level of operations.

Our independent registered public accounting firm issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is due to the fact that we have only generated nominal revenues since inception. There is no assurance we will ever commence operations and become operational.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Patents, Trademarks, Franchises, Concessions, Royalty Agreements, or Labor Contracts

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis.

Employees

We currently have no employees other than our executive officers.

Summary of Significant Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful life of office equipment; expected term of share options and similar instruments, expected volatility of the entity’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s); income tax rate, income tax provision, deferred tax assets, deferred tax assets and the valuation allowance of deferred tax assets, and the assumption that the Company will continue as a going concern.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts payable and accrued expenses approximate their fair values because of the short maturity of these instruments.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from stockholders, if any, due to their related party nature.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include office equipment and website development cost, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The impairment charges, if any, is included in operating expenses in the accompanying statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. mounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  Pursuant to paragraph 718-50-S99-1, it may be appropriate to use the simplified method, if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

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Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

•

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•

Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

•

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9,an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-05

In June 2011, the FASB issued the FASB Accounting Standards Update No. 2011-05 “Comprehensive Income” (“ASU 2011-05”), which was the result of a joint project with the IASB and amends the guidance in ASC 220, Comprehensive Income, by eliminating the option to present components of other comprehensive income (OCI) in the statement of stockholders’ equity. Instead, the new guidance now gives entities the option to present all non-owner changes in stockholders’ equity either as a single continuous statement of comprehensive income or as two separate but consecutive statements. Regardless of whether an entity chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the amendments require entities to present all reclassification adjustments from OCI to net income on the face of the statement of comprehensive income.  The amendments in this Update should be applied retrospectively and are effective for public entity for fiscal years, and interim periods within those years, beginning after December 15, 2011.

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.  The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-10

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-10 “Property, Plant and Equipment: Derecognition of in Substance Real Estate-a Scope Clarification” (“ASU 2011-09”). This Update is to resolve the diversity in practice as to how financial statements have been reflecting circumstances when parent company reporting entities cease to have controlling financial interests in subsidiaries that are in substance real estate, where the situation arises as a result of default on nonrecourse debt of the subsidiaries.  The amended guidance is effective for annual reporting periods ending after June 15, 2012 for public entities. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.  The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2011-12

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-12 “Comprehensive Income:  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05” (“ASU 2011-12”). This Update is a deferral of the effective date pertaining to reclassification adjustments out of accumulated other comprehensive income in ASU 2011-05. FASB is to going to reassess the costs and benefits of those provisions in ASU 2011-05 related to reclassifications out of accumulated other comprehensive income. Due to the time required to properly make such a reassessment and to evaluate alternative presentation formats, the FASB decided that it is necessary to reinstate the requirements for the presentation of reclassifications out of accumulated other comprehensive income that were in place before the issuance of Update 2011-05.  All other requirements in Update 2011-05 are not affected by this Update, including the requirement to report comprehensive income either in a single continuous financial statement or in two separate but consecutive financial statements. Public entities should apply these requirements for fiscal years, and interim periods within those years, beginning after December 15, 2011.

Other Recently Issued, but not yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Going Concern.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.   As reflected in the accompanying financial statements, the Company had a deficit accumulated during the development stage at March 31, 2012, a net loss and net cash used in operating activities for the fiscal year then ended, respectively.  While the Company is attempting to commence operations and generate sufficient revenues, the Company’s cash position may not be sufficient enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate sufficient revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues.  The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Controls and Procedures

Pursuant to Rule 13a-15(b) under the Securities Exchange Act of 1934 (“Exchange Act”), the Company carried out an evaluation, with the participation of the Company’s management, including the Company’s principal executive officer and principal financial officer of the effectiveness of the Company’s disclosure controls and procedures (as defined under Rule 13a-15(e) under the Exchange Act) as of the end of the period covered by this report. Based upon that evaluation, the Company’s principal executive officer and principal financial officer concluded that the Company’s disclosure controls and procedures are not effective as of July 30, 2012 because we do not have sufficient staff to segregate responsibilities and no written documentation of internal control policies. We plan to seek to correct these deficiencies during the current fiscal year or the next.

There have been no changes in our internal control over financial reporting that occurred through the date of this Current Report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 3. PROPERTIES.

Our principal executive offices are located at 1014 E. Algonquin Road, Suite 111, Schaumburg, Illinois 60173. Our telephone number is (847)-925-1885.  We occupy the location pursuant to a sub-lease executed as of December 20, 2010 with an initial term that extended through December 31, 2011, with initial monthly base rent of $1,909.50, which term has been extended through December 31, 2012 at a monthly rent of $2,026.07.   The sub-lease is with a related party.   See Item 7.

CNS offices are located at Two Urban Centre, 4890 West Kennedy Boulevard, Suite 295, Tampa, Florida 33609.   CNS’ telephone number is (813) 235-4270.  CNS occupies the location pursuant to a lease executed by CNS as of August 11, 2010 which extends through February 28, 2016, with initial monthly base rent of $10,621.33, which is subject to annual increases at the rate of 3%, and additional rent in the form of a pro-rata share of common area maintenance operating and maintenance expenses.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

Principal Stockholders

The following table presents certain information regarding the beneficial ownership of all shares of common stock at the date of this Current Report, for each executive officer and director of our Company and for each person known to us who owns beneficially more than five percent (5%) of the outstanding shares of our common stock. The percentage ownership shown in such table is based upon the 22,704,773 common shares issued and outstanding, following consummation of the CNS exchange.

Name and Address of Beneficial Owner (1)	No. Of Shares	Percentage
ANDREW J. KANDALEPAS, President (*)
1527 LEXINGTON CIRCLE
SCHAUMBURG, IL 60173	3,665,000	16.1%

WILLIAM A. LAMBOS, Ph.D.(*)
16115 CRAIGEND PLACE,
ODESSA, FL 33556	3,650,000	16.1%

PETER A. HANNOUCHE(*)
920 WEEDON DRIVE NE
ST. PETERSBURG, FL 33702	3,650,000	16.1%

PETER M. TSOLINAS
123 JOAN DRIVE
BARRINGTON, IL 60010	1,382,500	6.1%

PERIKLIS PAPADOPOULOS (*)
2155 FRANCIS AVE.
SANTA CLARA, CA 95051	225,000	1.0%

EVAN T. MANOLIS (*)
11311 POPLAR CREEK
ORLAND PARK, IL 60467	225,000	1.0%

Officers and directors as a group (*)	11,415,000	50.3%

(1) Each of the persons named above may be deemed to be a "parent" and “promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

Directors, Executive Officer and Control Persons

The following table sets forth the names and ages of our current directors and executive officers. Also the principal offices and positions with us held by each person and the date such person became a director or executive officer. Each executive officer was appointed by our Board of Directors. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of stockholders, death, resignation or removal by the Board of Directors. There are no family relationships among our directors, and executive officers.

Name	Age	Position	Date
Andrew J. Kandalepas	60	Chairman, President, Chief Executive Officer and Chief Financial Officer	June 2010
Periklis Papadopoulos	54	Director	November 2010
Evan T. Manolis	53	Director, Secretary	November 2010
William A. Lambos, Ph.D.	55	Director	August 2012
Peter A. Hannouche	47	Director	August 2012

Andrew J. Kandalepas - Chairman, President, Chief Executive Officer and Chief Financial Officer

Recent and Present Professional History:

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Senior Vice President and Director – GeoVax Labs, Inc. / Atlanta, GA

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President, CEO and Chairman – Dauphin Technology, Inc. / Palatine, IL

Mr. Kandalepas has a varied 30+ year’s career as an entrepreneur and executive manager in private and publicly traded companies, particularly in the high-tech and biomedical sectors. His involvement in the public sectors started following 10 successful years with Motorola and the establishment of CadServ Corporation, a privately owned Engineering Solutions boutique service provider to major electronic OEM’s. He earned his BA degree from DeVry University in 1974.

From 1995 to 2006, he served as the Chief Executive Officer and Chairman of the Board of Dauphin Technology, Inc., a leading developer of mobile hand writing recognition tablets and Broad Band Set Top Boxes. As a major stockholder in the corporation, he accepted the position as CEO/COB in 1995, at a time when Dauphin Technology Inc. was in the midst of bankruptcy proceedings and needed someone capable to lead the company out of bankruptcy. Indeed, Mr. Kandalepas spearheaded the challenge and was successful in resolving the Company’s $52 Million bankruptcy debt. He then developed business plans which carried Dauphin Technology through several acquisitions and partnerships to the benefit of the corporation’s shareholders.

In 2006, Mr. Kandalepas designed and executed a successful reverse merger between Dauphin Technology and GeoVax, Inc., creating GeoVax LABS Inc., an HIV/AIDS vaccine research and development firm located in Atlanta, Georgia. GeoVax’s preventive as well as its therapeutic vaccines are presently undergoing human trials testing, sponsored by the National Institutes of Health (NIH) and AIDS Research Consortium of Atlanta (ARCA), respectively. Until his resignation in July of 2009, Mr. Kandalepas was a member of GeoVax’s Board of Directors and served as the Company’s Senior Vice President. During his combined tenure at Dauphin Technology, Inc. and GeoVax Labs, Inc., he was successful in achieving more than $60 million in capital raisings, through various private placements.

Following a brief career break, from July 2009 to May 2010, Mr. Kandalepas founded Wellness Center USA, Inc., in June of 2010. Wellness Center USA, Inc., is a start-up firm engaged in developing an internet store business to market customized nutritional supplement solutions. From inception to present, Mr. Kandalepas has assumed several leading roles, including President and Chief Executive Officer, to organize, finance and execute the company’s business plan which this Current Report is a part of. He is also serving as a director on the Company’s Board.

Mr. Kandalepas’s extensive entrepreneurial experience combined with his strong knowledge of the financial sectors through his 15 years executive roles in running public companies; brings strong credibility to the Company’s executive team. His proven ability to lead and help finance development stage companies, will be key in executing the company’s business plan and building a successful enterprise in the health care sector and potentially public arena.

Mr. Kandalepas is an active participant in the local Greek community and was instrumental in the establishment of St. Athanasios Greek Orthodox Greek Seminary, located in McHenry County, Illinois. Mr. Kandalepas is a proud husband to Cynthia and father of two.

Periklis Papadopoulos, Ph.D - Director

Recent and Present Professional History:

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President and CEO – Space Systems Corp. / Atherton, CA.

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Full Time Professor – San Jose State University / San Jose CA.

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Senior Staff - Aeronautical Engineer / Sunnyvale, CA.

Dr. Papadopoulos earned his Bachelor’s degree in Mechanical and Aerospace Engineering from Illinois institute of Technology and Master’s and Doctorate Degrees from Stanford University. During his education he was honors listed. Dr. Papadopoulos is a graduate of the Aeronautics and Astronautics department at Stanford, class of ’92 where he was recognized with the best thesis award. He is also a member of the honors societies TAU-BETA-PI National Engineering Honorary Society and PI-TAU-SIGMA National Mechanical Engineering Honorary Fraternity.

He served as senior research scientist at NASA-ARC / ELORET – Thermosciences Institute for over 15 years where he participated and project lead planetary mission studies, space transportation and re-entry programs. Programs that he was involved include the reusable launch vehicles X-33, X-34, X-38 and XCRV, space shuttle contingency abort, Space Launch initiative (SLI), Mars Science Laboratory, Mars Pathfinder, Galileo probe, and Venus Composition Probe, amongst others. He also served as a member of the NASA-ARC COBRA team for designing a next generation Mars Entry vehicle able to land heavy payload delivery systems. His scientific contributions to the space program have been published in over 60 conference and journal publications. In his tenure at NASA, he was recognized with several spotlight awards for his outstanding contributions, public service award to the space program, including NASA’s prestigious Turning Goals Into Reality (TGIR) award. He has also been invited speaker at the JANNAF Interagency Propulsion Committee, AIAA Thermophysics conference, and International Conference on Numerical Grid Generation in Computational Field Simulations,

Dr. Papadopoulos is the founder and CEO of Space Systems, LLC, founded in 2003. He lead a team of researchers that successfully completed and awarded several contracts from the US Department of the Air Force, Headquarters Flight Test Center (AFMC), the Air Force Research Laboratory (AFRL) Advanced Vehicles Concepts branch of the Propulsion Directorate at Edwards Air Force Base, ERC and NASA ARC.

The goals of the organization are focused in developing and participating with technology innovation and commercialization, which addresses specific and detailed governmental agency needs within NASA, DoD, DoE, DARPA and similar branches. He has established partnership and teaming agreement with Lockheed Martin Technical Operations (LMTO). The AFRL, AFMC, ERC, NASA awarded contract topics include:

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Novel Analysis Tools for Rapid Evaluation of Advanced Propulsion Systems (REAPS), AFRL Contract Number FA9300-04-C-0047 (Phase I and Phase II awards.)

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Advanced Modeling & Simulation (M&S) of Complex Non-Equilibrium Plasma Flows for Micro-satellite Propulsion, AFRL contract number F04611-03-M-3035, (Phase I award.)

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Combustion chamber Ablation Modeling – CCAM (Phase II enhancement contract award), AFMC Contract Number F04611-03-M-3038

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High Altitude Access to Space Feasibility Study (Phase II enhancement contract award), AFRL Contract Number FA9300-04-C-0047 Enhancement.

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Launch Vehicle Power Trajectory Modeling and Co-Optimization Code (Phase II enhancement contract award), AFRL Contract Number FA9300-04-C-0047 Enhancement.

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Two NASA contract were awarded to provide Three-Dimensional CFD Modeling of the ATROMOS Mars Entry Architecture under Purchase Order NNA08CG19P with NASA Ames Research Center.

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GPU Implementation of Large-Scale Simulations For Non-Equilibrium Fluid and Plasma Dynamics. AFRL subcontract with Air Force on site contractor ERC.

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Dr. Papadopoulos, currently holds a tenure, full professor, position at California’s San Jose State University. He is the director/founder of the Center of Excellence for Space Transportation and Exploration. He was the co-investigator and probe developer for the ATROMOS/NASA Mars Polar Lander. He directed the microsatellite and cube-sat program and laboratory at SJSU. He established a high performance computing cluster sponsored by the INTEL Corporation. He established a memorandum of understanding between the SJSU/MAE department and the Lockheed Martin Co. (LMCO and LMTO) for development of business opportunities in the areas of space transportation, propulsion, and engineering and technology services and to jointly submit proposals to government agencies. He coordinated the SJSU/LMCO on sight cohort graduate Aerospace Engineering Program. He supervised student’s publication that obtained best paper awards at the AIAA Atmospheric Flight Mechanics Conference in San Francisco, Ca. August 2005, 3rd place at the International Planetary Probe Workshop III in Athens, Greece, 3rd place at the AIAA western regional student conference in the graduate division, and best student award at the International Planetary Probe Workshop VI in Atlanta, Georgia, 2008. Dr. Papadopoulos, has served as member of the International Steering committees of the International Planetary Probe Workshop (IPPW) and the International Society of Grid Generation (ISGG) in numerical field simulations. Organized the 9th International conference on Numerical Grid Generation in Computational Field Simulations at San Jose State University, the 2nd, 3rd, 4th, 5th and 6th conferences on planetary probes and the Thermal and Fluids Analysis Workshop (TFAWS).

Dr. Papadopoulos’s vast academic career and strong entrepreneurial experience in the aeronautical field shall be of great value and benefit to Wellness Center USA, Inc. His scholar, research and strong development experience, bring invaluable diversity to the company’s board and management in introducing new applications in generally untapped markets.

Evan T. Manolis, MD - Director, Secretary

Recent and Present Professional History:

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Practicing Physician in Plastic and Reconstructive Surgery – Self Employed / Orland Park, IL

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President – Evan Manolis & Associates / Orland Park, IL

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President – MIA Medical Spa / Orland Park, IL

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Director – Acron Genomics / London, England

Dr. Manolis is a veteran plastics and reconstructive surgeon in the Chicago-land area, with extensive personal experience in medical spa establishment, management and marketing. He has served in advisory roles to local hospitals for practice developments. Further, Dr. Manolis presently serves as chairman of an international biotech company involved in point of care diagnostics technology development in association with Imperial College, in London.

Education: He earned his B.S. in Biology at the University of Illinois, in Chicago (1976-1981). From 1987-1991 he attended school of medicine at Southern Illinois University, where he earned his M.D. Post graduate training and residency were conducted at the Medical College of Ohio, 1991-1996, followed by Reconstructive and Plastic Surgery Residency at the school of medicine at Southern Illinois University, 1996-1998. His microsurgery and hand fellowship were completed at the school of medicine, University of Nevada, 1998-1999.

Dr. Manolis’s medical and health care knowledge adds invaluable expertise to the Board of Directors of Wellness Center, USA. Further, his business experience and public market knowledge extend additional contributions to the company’s executive team.

William A. Lambos, Ph.D – Director

Recent and Present Professional History:

William A. Lambos, Ph.D., is a licensed Psychologist and the President and Chief Cognitive Neuroscientist CNS Wellness, Florida, LLC.  He is an experienced psychologist with a postdoctoral certification in clinical neuropsychology, and is licensed to practice in the States of Florida (PY8140) and California (PSY21786).  He is Board Certified in Neurofeedback Therapy by the Biofeedback Certification International Alliance (BCIA), Certified in qEEG Analysis by the Society for Advancement of Brain Analysis (SABA), Certified in Advanced Rational Emotive Therapy by the Albert Ellis Institute & The Rational Living Foundation.  Dr. Lambos is a Supreme Court Certified Family and County Mediator in the State of Florida.

Dr. Lambos possesses a strong background in experimental and clinical psychology, neuropsychology, broad neuroscience, EEG-based approaches to brain analysis and treatment, cognitive science, quantitative & multivariate statistical analysis, and information technologies.  He was the owner and president of a technical consultancy firm with over 10 employees and annual revenues exceeding $1 million for over 15 years.  The firm, WAL Consulting, Inc., specialized in custom database application program development for the insurance and shipping industries, as well as developing, reselling and configuring high-end solutions in paperless technologies and distributed information systems design, coding and implementation.  Dr. Lambos has himself written over three million lines of commercially used computer code in languages from assembly code to high-level coding languages such as C++, Pascal and Delphi, and thin client platforms using PERL, JavaScript and HTML.

Dr. Lambos has been a faculty member at McMaster University, St. Petersburg College and the University of South Florida.  He has taught undergraduate and graduate level courses in psychology, neuroscience and computer science.

Dr. Lambos received his Master's and Doctorate degrees in Psychology from McMaster University.  He holds a Master’s degree in Rehabilitation and Mental Health Counseling from the University of South Florida, and received a postgraduate Certificate in Clinical Neuropsychology from Fielding Graduate University.

Dr. Lambos is the author or co-author of three books on marriage and family counseling, and a variety of other publications in both peer-reviewed journals, magazines and book chapters.

Peter A. Hannouche - Director

Recent and Present Professional History:

Peter A. Hannouche is the Chief Executive Officer and a 50% Equity Owner of CNS Wellness Florida LLC.  He made his investment in CNS Wellness in 2009 after receiving services himself.  He was so impressed with the approach, technology and results of his experience that he convinced Dr. Lambos to form a company to expand and develop the vision and possibilities of CNS Wellness.

Mr. Hannouche has extensive experience in the Hospitality, Food Service and Property Development Industries.  Prior to his investment in, and full-time employment by, CNS Wellness, Mr. Hannouche was an owner and operator of a group of companies in Tampa, including Tampa Concessions, Inc., 720 South Howard, LLC, Hyde Park Properties, LLC, PTC Investments LLC, and the well known Tampa “Whiskey” Brand (Whiskey Soho, Whiskey North, etc.).  He also owned and operated a large number of commercial real estate properties.  Collectively, his business assets attained a market value in excess of $25 million, and revenues in excess of $10 million per year.

Mr. Hannouche has managed over 300 employees concurrently in his combined portfolio of properties.  By age 28, he operated five business locations with annual sales of over $22 million.  At age 33, he relocated to Tampa, FL and, with partners, opened seven locations that dominated the Tampa market in late night entertainment and dining.

Mr. Hannouche sold his equity in most of his interests and properties in 2008 at the height of the real estate boom.  Looking for an opportunity to use his skills and vision to help others, he adopted a personal and professional mission to bring CNS Wellness to as many other individuals as possible and remains tenaciously committed to ensuring that clients achieve wellness and inner peace through CNS methods.

Consultants

On June 17, 2010, in preparation of the formation of the Company, the Company entered into a consulting agreement with Presidents Corporate Group, an unrelated third party (the “Consultants”), to assist the Company in becoming a publicly listed company and to develop its business. The term of the agreement was for a period of six (6) months from the date of signing and is automatically extended in a six (6) month frequency unless cancelled in writing. Pursuant to the agreement, the Company was required to provide payments to Consultants of up to $110,000 (“Total Project Cost”) to cover costs for professional services engaged by Consultants and all required agency fees as needed. Upon signing of this Agreement, the Company advanced to Consultants a retainer of $50,000 which was used to make payments on behalf of the Company to pay Consultants (i) at $6,500 per month for the Consultants services, including, but not limited to accounting, general bookkeeping, documentations, filing for EDGAR & SEDAR, business plan preparation, 15C211 preparation, in addition to auditors, lawyers, Transfer Agency, market makers, and all fees associated with transfer agent for CUSIP, FINRA and trading symbol; and (ii) to grant up to 250,000 shares of the Company’s common stock after the commencement of the Agreement. On November 30, 2010, the Company issued 250,000 shares of its common stock to the Consultants as required pursuant to the Agreement, valued at $250. These shares were subsequently canceled when the consulting agreement was terminated on June 16, 2011.

Audit Committee

We do not have a standing audit committee of the Board of Directors. The Board of Directors determined not to establish an audit committee at present because of our limited resources and limited operating activities do not warrant the formation of an audit committee or the expense of doing so. We do not have a financial expert serving on the Board of Directors or employed as an officer based on management’s belief that the cost of obtaining the services of a person who meets the criteria for a financial expert under Item 401(e) of Regulation S-B is beyond its limited financial resources and the financial skills of such an expert are simply not required or necessary for us to maintain effective internal controls and procedures for financial reporting in light of the limited scope and simplicity of accounting issues raised in its financial statements at this stage of its development.

Certain Legal Proceedings

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past five years.

Compliance With Section 16(A) Of The Exchange Act.

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and are required to furnish copies to the Company.

ITEM 6. EXECUTIVE COMPENSATION.

Summary Compensation

Our CEO currently receives no compensation. The current Board of Directors is comprised of Mr. Kandalepas, Mr. Manolis, Mr. Papadopoulos. Mr. Lambos and Mr. Hannouche.

Summary Compensation Table – for the period from June 30, 2010 (inception) through July 31, 2012:

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock (Shares)	Options Awards (Shares)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)
Andrew J. Kandalepas, President and CEO	0	0	0	3,665,000	1,600,000	0	0	0
Periklis Papadopoulos, Ph.D., Director	0	0	0	0	0	0	0	0
Evan T. Manolis, MD, Director, Secretary	0	0	0	0	0	0	0	0

Summary Compensation Table – For the interim period ending July 31, 2012:

Name & Principle Position	Year ($)	Salary ($)	Other Annual Compensation Bonus ($)	Restricted Stock (Shares)	Options Awards (Shares)	LTIP SARs ($)	Payouts ($)	All Other Compensation ($)
Andrew J. Kandalepas, President and CEO	0	0	0	0	0	0	0	0
Periklis Papadopoulos, Ph.D., Director	0	0	0	225,000	100,000	0	0	0
Evan T. Manolis, MD, Director, Secretary	0	0	0	225,000	100,000	0	0	0

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Employment Agreements

We have employment agreements with our executive officers, Mr. Lambos and Mr. Hannouche, who serve as President/Chief Scientific Officer and Chief Executive Officer, respectively, of CNS.  Each agreement is for a term of three years beginning August 2, 2012 and provides a base salary of $150,000, subject to increase, but not decrease, from time to time as determined by the Board of Directors.  Employment under each agreement is at will and terminable by either party at any time.   If an employment agreement is terminated by the executive for good reason (as defined therein), or by the Company other than for cause (as defined therein), the executive is entitled to pay through the termination date plus three month’s base pay for each full year of service then remaining. If an employment agreement is terminated by the executive for other than good reason, or by the Company for cause, the executive is entitled only to pay through the termination date and a portion of Company shares held by him or for his benefit are subject to forfeiture. Each agreement contains covenants not to compete, secrecy and non-interference which apply during employment and continue for a period of two years following termination.

This discussion of the employment agreements is qualified in its entirety by reference to the employment agreements, copies of which are included as Exhibits 5.1 and 5.2 to this Current Report.

Stock Option Plan

On December 22, 2010, effective retroactively as of June 30, 2010, the Company’s board of directors approved the adoption of the “2010 Non-Qualified Stock Option Plan” (“2010 Option Plan”) by unanimous consent. The 2010 Option Plan was initiated to encourage and enable officers, directors, consultants, advisors and key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 7,500,000 of the authorized shares of the Company’s common stock may be subject to, or issued pursuant to, the terms of the plan.

Pursuant to Section 7 - Adjustments or Changes in Capitalization of the Stock Option Plan, the number of shares to be received upon the exercise of the option and the exercise price to be paid for a share hereinafter sometimes referred to as “Exercise Price” which may be adjusted from time to time as hereinafter as follows:

7.1  In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:

A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the [non-qualifed stock option] NQSO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend not taken place;

B. Rights under unexercised Stock Options or portions thereof granted prior to any such change, both as to the number or kind of shares and the exercise price per share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such NQSO’s but by an adjustment in the price for each share covered by such NQSO’s; or

C. Upon any dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, each outstanding Stock Option granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise his NQSO in whole or in part, to the extent that it shall not have been exercised, without regard to any installment exercise provisions in such NQSO.

7.2  The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan on account of any such adjustments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award. Additionally, the Company’s policy is to issue new shares of common stock to satisfy stock option exercises.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Advances from Stockholder

Advances from founder and officer, Mr. Andrew Kandalepas, at September 30, 2011 and September 30, 2010, consisted of the following:

	September 30, 2011	September 30, 2010
Advances from officer	$134,875	$53,075

	$134,875	$53,075

For the period from June 30, 2010 (inception) through September 30, 2010, the Company received advances from Mr. Andrew Kandalepas, its founder of $53,075 in aggregate for working capital purposes.

For the fiscal year ended September 30, 2011, the Company received advances from its founder of $81,800 in the aggregate for working capital purposes.

Operating Lease with a Related Party

On December 20, 2010 the Company entered into a non-cancellable sub-lease for the office space in Illinois with an entity controlled by the majority stockholder of the Company for $1,909.50 per month for the period from January 1, 2011 through December 31, 2011, which term has been extended through December 31, 2012 at a monthly rental of $2,026.07. Future minimum lease payments required under the non-cancelable operating lease are as follows:

FisFiscal year ending September 30:
2012	$5,728

$5,728

Notes with Related Parties

On August 9, 2010, CNS executed an interest bearing note in favor of a family member of one of its members in the principal amount of $37,139.   The note accrues interest at a fixed rate of 5% per annum.  Interest is computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

On August 2, 2012, CNS executed an interest bearing note in favor of William A. Lambos in the principal amount of $ 120,886.30, representing the aggregate amount advanced from time to time to CNS.     The note accrues interest at a fixed rate of 2% per annum. The note is payable over in annual payments of interest only, with all principal and accrued interest payable in full on the third anniversary date.

On August 2, 2012, CNS executed an interest bearing note in favor of Peter A. Hannouche in the principal amount of $ 75,322.14, representing the aggregate amount advanced from time to time to CNS.     The note accrues interest at a fixed rate of 2% per annum.   The note is payable over in annual payments of interest only, with all principal and accrued interest payable in full on the third anniversary date.

Director Independence

Currently, the Company does not have any independent directors serving on the board of directors. Further, at this time the Company does not have a policy that it’s directors or a majority be independent of management as the Company has at this time only five directors. It is the intention of the Company to implement a policy that a majority of the Board members be independent of the Company’s management as the members of the board of directors increases.

ITEM 8. LEGAL PROCEEDINGS.

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Our common stock is quoted on the Over the Counter Bulletin Board under the symbol “WCUI”.  Such trading is limited and sporadic.  The following table reflects the high and low price information for our common stock for each fiscal quarter during the period commencing on the initial trading date of March 16, 2012, through June 30, 2012.

For the Fiscal Year Ending: September 30, 2012	Low	High
First quarter ended March 31, 2012	$0.47	$1.54
Second quarter ended June 30, 2012	$1.55	$2.00

We have never declared or paid any dividends on our capital stock.   We currently intend to retain any available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

See Item 3.02 of this Current Report, which describes sales of unregistered securities arising from the share exchange.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES.

Common Stock

We are authorized by our Articles of Incorporation to issue 75,000,000 shares of common stock, par value $0.001 per share. As of August 2,  2012, and following consummation of the CNS exchange, there were 22,704,773 shares of common stock issued and outstanding. Holders of shares of common stock have full voting rights, one vote for each share held of record. Stockholders are entitled to receive dividends as may be declared by the Board out of funds legally available therefore and share pro rata in any distributions to stockholders upon liquidation. Stockholders have no conversion, pre-emptive or subscription rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

The Company does not have any Preferred Stock authorized.

Dividends

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

In November 2010, the Company issued (i) warrants to purchase 6,318,334 shares of the Company’s common stock to the investors with an exercise price of $0.01 per share expiring five (5) years from the date of issuance in connection with the sale of common shares in November 2010 (the “2010 Offering”), (ii) warrants to purchase 375,000 shares of the Company’s common stock to stockholder with an exercise price of $0.01 per share expiring five (5) years from the date of issuance as part of the professional services, all of which have been earned upon issuance.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide as follows:

NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a) Is not liable pursuant to NRS 78.138; or

(b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

(Added to NRS by 1997, 694; A 2001, 3175)

Article Eleven of the Company’s Bylaws provides as follows:

“Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is  the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or office of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.  Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of shareholders, provisions of law or otherwise, as well as their rights under this Article.

The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation  would have the power to indemnify such person.

The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA.

See Item 9.01 of this Current Report.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

See Item 9.01 of this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The 7.3 million shares of common stock of the Company issued in connection with the share exchange under the Exchange Agreement were issued in reliance upon the exemption from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof and Regulation D thereunder.   The Company will rely upon certain representations and warranties of the recipients, including their agreements with respect to restrictions on resale, in support of the satisfaction of the conditions contained in Section 4(2) and Regulation D under the Securities Act.

Item 5.01 Changes in Control of Registrant.

As described in Item 2.01 of this Current Report, on August 2, 2012, the share exchange was completed and the Company issued 7.3 million shares of common stock.   This did not result in a change in control.

Item 5.06 Change in Shell Company Status.

As described in Item 2.01 of this Current Report, on August 2, 2012, the share exchange was completed.   As a result of this transaction, we are no longer a shell company as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of CNS business acquired on August 2, 2012: None.

(b)

Pro forma financial information.   None.

(c)

Shell Company Transaction

(d)  Exhibits.

2.1

Exchange Agreement dated May 30, 2012 by and between CNS Wellness Florida LLC and Wellness Center USA, Inc. *

5.1

Employment Agreement dated as of August 2, 2012 by and between William A. Lambos and Wellness Center USA, Inc.

5.2

Employment Agreement dated as of August 2, 2012 by and between Peter A. Hannouche and Wellness Center USA, Inc.

99.1

Press Release of Wellness Center USA, Inc. dated August 8, 2012.

* Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K.   The Company hereby undertakes to furnish copies of any omitted exhibits and schedules upon request by the SEC.

EXHIBIT INDEX

Exhibit No.

Description

2.1

Exchange Agreement dated May 30, 2012 by and between CNS Wellness Florida LLC and Wellness Center USA, Inc.

5.1

Employment Agreement dated as of August 2, 2012 by and between William A. Lambos and Wellness Center USA, Inc.

5.2

Employment Agreement dated as of August 2, 2012 by and between Peter A. Hannouche and Wellness Center USA, Inc.

99.1

Press Release of Wellness Center USA, Inc. dated August 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: August 8, 2012	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer